CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS We hereby consent to (i) the reference to Netherland, Sewell & Associates contained in the section entitled "Oil and gas disclosures for the group" of the Annual Report and Form 20-F for the year ended December 31, 2020, of BP p.l.c. (the Form 20-F), as set forth under the heading "Compliance" on page 313 and (ii) the inclusion of our third-party letter report dated January 13, 2021, concerning our estimates of the proved reserves and future revenue, as of December 31, 2020, to the BP America Production Company interest in certain oil and gas properties located in the United States (the Third-Party Report), which is included as Exhibit 15.4 to the Form 20-F, and to the incorporation by reference of the reference to Netherland, Sewell & Associates in the Form 20-F and of the Third-Party Report in the following Registration Statements: Registration Statement on Form F-3 (File Nos. 333-226485, 333-226485-01, and 333-226485-02) of BP p.l.c., BP Capital Markets p.l.c., and BP Capital Markets America Inc. and the Registration Statements on Form S-8 (File Nos. 333-67206, 333-79399, 333-103924, 333-123482, 333-123483, 333-131583, 333-131584, 333-132619, 333-146868, 333-146870, 333-146873, 333-173136, 333-177423, 333-179406, 333-186462, 333-186463, 333-199015, 333-200794, 333-200795, 333-207188, 333-207189, 333-210316, 333-210318, and 333-253287) of BP p.l.c. NETHERLAND, SEWELL & ASSOCIATES, INC. /s/ Danny D. Simmons By: ____________________________________ Danny D. Simmons, P.E. President and Chief Operating Officer Houston, Texas March 22, 2021